UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: March 18, 2003

ASP VENTURES CORP.
 (Exact Name of Registrant as Specified on its Charter)

000-28589 (Commission File Number)	98-0203918 (IRS Employer Identification Number)

FLORIDA
 (State or Other Jurisdiction of Incorporation or Organization)

1818-1177 West Hastings Street, Vancouver, British Columbia, Canada V6E 2K3
 (Address of Principal Executive Offices)

(604) 602-1717
 (Registrant's Telephone Number, Including Area Code)

ITEM 4.     Changes in Registrant's Certifying Accountant

On March 18, 2003, ASP Ventures Corp. ("Company") terminated its relationship with Davidson & Company ("Davidson"), the principal accountant previously engaged to audit the Company's financial statements and retained Jones Simkins LLP ("Jones") as the principal accountants to replace Davidson. The Company's board of directors approved the change of accountants from Davidson to Jones.

The audit reports of Davidson on the Company's financial statements for the fiscal year ending December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except such reports were modified to include an explanatory paragraph for a going concern uncertainty.

In connection with the audits of the fiscal year ending December 31, 2001 including the subsequent interim periods since engagement through March 18, 2003, the date of termination, the Company had no disagreements with Davidson with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B. Had there been any disagreements that were not resolved to their satisfaction, such disagreements would have caused Davidson to make reference in connection with their opinion to the subject matter of the disagreement. In addition, during that time there were no reportable events (as defined in Item 304(a)(1)(iv) of Regulation S-B).

During the fiscal year ending December 31, 2001, including the subsequent interim periods since engagement through March 18, 2003, the date of Davidson's termination, and prior to the appointment of Jones, the Company (or anyone on its behalf) did not consult with Jones regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B. Since there were no disagreements or reportable events (as defined in Item 304(a)(2) of Regulation S-B), the Company did not consult Jones in respect to these matters during the time periods detailed herein.

The Company provided Davidson with a copy of this report prior to filing it with the Securities and Exchange Commission ("Commission"). The Company requested that Davidson furnish the Company with a letter to the Commission stating whether Davidson agrees with the above statements. A copy of that letter dated March 20, 2003 is filed as an Exhibit to this Form 8-K.

On May 15, 2001 Deloitte & Touche ("Deloitte"), the Company's former principal accountants previously engaged to audit the Company's financial statements effectively resigned, which lead to the appointment of Davidson as principal accountants to replace Deloitte. The Company's board of directors approved the engagement of Davidson.

The audit reports of Deloitte on the Company's financial statements for the fiscal year ending December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except such reports were modified to include an explanatory paragraph for a going concern uncertainty.

In connection with the audits of the fiscal year ending December 31, 2000 including the subsequent interim periods prior to May 15, 2001, the date of Deloitte's resignation, the Company had no disagreements with Deloitte with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B. Had there been any disagreements that were not resolved to their satisfaction, such disagreements would have caused Deloitte to make reference in connection with their opinion to the subject matter of the disagreement. In addition, during that time there were no reportable events (as defined in Item 304(a)(1)(iv) of Regulation S-B).

During the fiscal year ending December 31, 2000, including the subsequent interim periods prior to May 15, 2001, the date of Deloitte's resignation, and prior to the appointment of Davidson, the Company (or anyone on its behalf) did not consult with Davidson regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B. Since there were no disagreements or reportable events (as defined in Item 304(a)(2) of Regulation S-B), the Company did not consult Davidson in respect to these matters during the time periods detailed herein.

ITEM 7. Exhibits

The following exhibit is included as part of this report:

EXHIBIT NO.	PAGE NO.	DESCRIPTION

16(i)	4	Letter from Davidson stating that it has reviewed the Form 8-K and has no objection to the statements made within this Form 8-K

Dated: March 19, 2003

ASP Ventures Corp.
A Florida corporation

By: "Ross Wilmot"
Ross Wilmot
President